Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7103
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE THIRD QUARTER OF FISCAL 2017 AND
FINALIZED ITS FISCAL 2017 GUIDANCE

Melville, New York – June 7, 2017 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the third fiscal quarter ended April 30, 2017 and finalized its fiscal 2017 guidance.

Fiscal 2017 Third Quarter Highlights

•	Net sales for the three months ended April 30, 2017 were $127.8 million as compared to $124.2 million for the three months ended April 30, 2016.

•
Comtech achieved a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.06 reflecting strong bookings in its Government Solutions segment. As of April 30, 2017, the Company had backlog of $461.3 million, up from $453.3 million as of January 31, 2017.

•
GAAP operating income was $10.2 million and GAAP net income was $4.4 million, or $0.19 per diluted share, for the three months ended April 30, 2017, as compared to a GAAP operating loss of $13.4 million and a GAAP net loss of $14.4 million, or $(0.89) per diluted share, for the three months ended April 30, 2016. During the third quarter of fiscal 2017, the Company favorably resolved a TCS intellectual property litigation matter, which resulted in a $2.0 million contribution to GAAP operating income. Excluding the $2.0 million benefit, GAAP diluted EPS would have been $0.13 for the three months ended April 30, 2017.

•
Adjusted EBITDA (which excludes the $2.0 million favorable settlement discussed above) was $18.1 million for the three months ended April 30, 2017. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined in the below table.

•
As of April 30, 2017, the Company had $58.8 million of cash and cash equivalents. During the third quarter of fiscal 2017, the Company generated cash flows from operating activities of $18.3 million. In view of the Company's expectations for continued strong operating cash flows, in June 2017, the Company entered into an amendment of its Secured Credit Facility, which it expects will result in increased operating and acquisition flexibility and simplify the calculations of its financial covenants as compared to the original terms of the Secured Credit Facility. This amendment is more fully discussed in a Form 8-K and Form 10-Q filed by the Company with the Securities and Exchange Commission today.

•
In May 2017, the Company announced the general availability of its HeightsTM Dynamic Network Access Technology ("HEIGHTS"), a potentially revolutionary technology designed to deliver the most Internet Protocol bits per Hertz (per satellite network operator) in its class, as well as robust reliability. To date, customer reaction has been positive, as reflected in the Company's receipt of orders in the third fiscal quarter, and the Company has a growing sales funnel of HEIGHTS opportunities that the Company expects to close.

•
The Company believes it is starting to see benefits from its continuing tactical shift in strategy in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins.

In commenting on the Company's performance during the third quarter of fiscal 2017, Fred Kornberg, President and Chief Executive Officer, noted: "I am pleased with our third quarter performance on many fronts as we march toward a strong finish to what is turning out to be a successful year."

Mr. Kornberg added: “Although we have just started our fiscal 2018 business planning process, we are seeing positive signs across almost all aspects of our business and believe that fiscal 2018 is shaping up to be a great year."

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2017 Fiscal Year Financial Targets

•
The Company has updated its fiscal 2017 revenue target to a range of $550.0 million to $555.0 million. This new target, which compares to its previous target of $570.0 million to $580.0 million, largely reflects the Company's updated assessment of the impact of its tactical shift in strategy in its Government Solutions segment, a longer sales cycle for its HEIGHTS products and other product mix changes. The Company's fourth quarter is expected to benefit from an increase in orders for its HEIGHTS products; however, given the complexity and sophistication of the HEIGHTS system and the Company's experience since its launch of HEIGHTS, the initial sales cycle will be longer than the Company's prior satellite earth station new product launches. As such, the Company now anticipates that fiscal 2018 will be the break-out year for orders and sales of its HEIGHTS products, rather than the fourth quarter of fiscal 2017.

•
The Company updated its GAAP diluted EPS goal to approximately $0.67 per diluted share (which includes $0.33 per diluted share related to $12.0 million of favorable TCS intellectual property litigation settlements).

•
The Company firmed up its Adjusted EBITDA goal to a range of $68.0 million to $70.0 million. The range reflects updated revenue targets, the benefit of additional cost reduction actions and the impact of overall favorable changes in product mix assumptions.

•
The Company is pursuing a number of awards for large multi-million dollar and multi-year contracts. Although the extent and timing of any of these contract awards is difficult to predict, the Company expects to receive some of these awards shortly. Because of uncertainty regarding contract award and order timing, it is difficult to predict our fourth quarter fiscal 2017 book-to-bill ratio. If some of these large contracts are awarded and orders are booked in the fourth quarter of fiscal 2017, consolidated fourth quarter bookings could be almost twice the level that the Company achieved in its third quarter of fiscal 2017. At the same time, it is possible that the award of these potential large contracts and related orders may slip into fiscal 2018. In either event, these orders, if booked, are expected to benefit fiscal 2018 financial results.

•
Total annual amortization of intangibles is expected to range from $22.0 million to $24.0 million, total depreciation expense is expected to range from $14.0 million to $15.0 million and total amortization of stock-based compensation is expected to range from $5.0 million to $8.0 million.

•
Interest expense, on total anticipated borrowings, is expected to approximate $12.0 million (including amortization of deferred financing costs). Such interest expense reflects an expected interest rate ranging from approximately 4.5% to 5.0%. The Company's actual cash borrowing interest rate (which excludes the amortization of deferred financing costs) currently approximates 4.0%.

•	The Company's effective income tax rate (excluding discrete tax items) is expected to approximate 36.0%.

Based on the anticipated timing of shipments and performance related to orders currently in its backlog, together with anticipated new orders, the Company expects its consolidated net sales and Adjusted EBITDA in its fourth quarter to be the highest of any quarter in fiscal 2017.

Additional information about the Company’s fiscal 2017 guidance is included in the Company’s third quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday June 8, 2017. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (888) 632-3384 (domestic), or (785) 424-1675 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-5241 or (402) 220-2698. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.
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Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the acquisition of TeleCommunication Systems, Inc. ("TCS") will not be fully realized, or will not be realized within the anticipated time period; the possibility of disruption from the acquisition, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HEIGHTS; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's and TCS's legacy legal proceedings, customer claims for indemnification, and other similar matters; risks associated with Comtech’s obligations under its Secured Credit Facility, as amended; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the SEC.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2017	2016	2017	2016

Net sales	$127,792,000	124,187,000	402,606,000	258,627,000
Cost of sales	75,331,000	72,796,000	244,833,000	149,596,000
Gross profit	52,461,000	51,391,000	157,773,000	109,031,000

Expenses:
Selling, general and administrative	25,923,000	30,439,000	89,596,000	60,818,000
Research and development	12,961,000	12,613,000	40,371,000	28,216,000
Amortization of intangibles	5,468,000	4,776,000	17,555,000	7,348,000
Settlement of intellectual property litigation	(2,041,000)	—	(12,020,000)	—
Acquisition plan expenses	—	16,960,000	—	20,689,000
	42,311,000	64,788,000	135,502,000	117,071,000

Operating income (loss)	10,150,000	(13,397,000)	22,271,000	(8,040,000)

Other expenses (income):
Interest expense and other	2,761,000	3,473,000	8,938,000	3,621,000
Interest income and other	88,000	(5,000)	12,000	(227,000)

Income (loss) before provision for (benefit from) income taxes	7,301,000	(16,865,000)	13,321,000	(11,434,000)
Provision for (benefit from) income taxes	2,884,000	(2,510,000)	4,808,000	(994,000)

Net income (loss)	$4,417,000	(14,355,000)	8,513,000	(10,440,000)

Net income (loss) per share:
Basic	$0.19	(0.89)	0.36	(0.65)
Diluted	$0.19	(0.89)	0.36	(0.65)

Weighted average number of common shares outstanding – basic	23,449,000	16,195,000	23,420,000	16,184,000

Weighted average number of common and common equivalent shares outstanding – diluted	23,503,000	16,195,000	23,449,000	16,184,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.10	0.30	0.50	0.90
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2017	July 31, 2016
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$58,817,000	66,805,000
Accounts receivable, net	120,448,000	150,967,000
Inventories, net	67,337,000	71,354,000
Prepaid expenses and other current assets	19,599,000	14,513,000
Total current assets	266,201,000	303,639,000

Property, plant and equipment, net	33,981,000	38,667,000
Goodwill	290,633,000	287,618,000
Intangibles with finite lives, net	267,139,000	284,694,000
Deferred financing costs, net	2,765,000	3,309,000
Other assets, net	3,039,000	3,269,000
Total assets	$863,758,000	921,196,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,226,000	33,462,000
Accrued expenses and other current liabilities	73,844,000	98,034,000
Dividends payable	2,342,000	7,005,000
Customer advances and deposits	31,326,000	29,665,000
Current portion of long-term debt	14,387,000	11,067,000
Current portion of capital lease obligations	2,689,000	3,592,000
Interest payable	95,000	1,321,000
Total current liabilities	151,909,000	184,146,000

Non-current portion of long-term debt, net	211,509,000	239,969,000
Non-current portion of capital lease obligations	2,185,000	4,021,000
Income taxes payable	2,502,000	2,992,000
Deferred tax liability, net	14,784,000	9,798,000
Customer advances and deposits, non-current	8,064,000	5,764,000
Other liabilities	3,150,000	4,105,000
Total liabilities	394,103,000	450,795,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 38,603,033 shares and 38,367,997 shares at April 30, 2017 and July 31, 2016, respectively	3,860,000	3,837,000
Additional paid-in capital	527,434,000	524,797,000
Retained earnings	380,210,000	383,616,000
	911,504,000	912,250,000
Less:
Treasury stock, at cost (15,033,317 shares at April 30, 2017 and July 31, 2016)	(441,849,000)	(441,849,000)
Total stockholders’ equity	469,655,000	470,401,000
Total liabilities and stockholders’ equity	$863,758,000	921,196,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings before income taxes, interest (income) and other expense, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, acquisition plan expenses and settlement of intellectual property litigation. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies, including a similarly titled measure previously utilized by TCS. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing our performance and comparability of our results with other companies. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct Comtech’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below table, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in Comtech’s SEC filings. The Company has not quantitatively reconciled its fiscal 2017 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to its acquisition plan, settlement of intellectual property litigation and interest expense are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended April 30,		Nine months ended April 30,
	2017	2016	2017	2016

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$4,417,000	(14,355,000)	8,513,000	(10,440,000)
Provision for (benefit from) income taxes	2,884,000	(2,510,000)	4,808,000	(994,000)
Interest (income) and other expense	88,000	(5,000)	12,000	(227,000)
Interest expense	2,761,000	3,473,000	8,938,000	3,621,000
Amortization of stock-based compensation	991,000	1,041,000	2,980,000	3,166,000
Amortization of intangibles	5,468,000	4,776,000	17,555,000	7,348,000
Depreciation	3,532,000	3,082,000	10,849,000	6,078,000
Acquisition plan expenses	—	16,960,000	—	20,689,000
Settlement of intellectual property litigation	(2,041,000)	—	(12,020,000)	—
Adjusted EBITDA	$18,100,000	12,462,000	41,635,000	29,241,000

ECMTL
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